PTC Therapeutics Announces New Leadership Appointments

SOUTH PLAINFIELD, N.J., April 17, 2020 - PTC Therapeutics, Inc. (NASDAQ: PTCT) today announced the appointments of Matthew Klein, M.D., to Chief Development Officer and Eric Pauwels to Chief Business Officer. Dr. Klein will be responsible for the development of our clinical stage programs. As the Chief Business Officer, Mr. Pauwels will be responsible for our customer facing activities with health care providers, patients and payers ensuring that our therapies are available and accessible to rare disease patients and their families worldwide.

“I am very pleased to announce these well-deserved appointments to PTC’s Executive Committee,” said Stuart Peltz, Ph.D., Chief Executive Officer, PTC Therapeutics, Inc. “Matt and Eric are both recognized industry leaders with demonstrated track records of success. In their new roles, they will continue to advance our development pipeline, fuel our company’s growth and deliver on our mission to develop and provide transformative therapies for patients living with rare disorders.”

Dr. Klein joined PTC last year as Global Head of Gene & Mitochondrial Therapies after serving as Chief Executive Officer and Chief Medical Officer of BioElectron Technology Corporation, certain assets of which were acquired by PTC in 2019. Prior to leading BioElectron, Dr. Klein was the Auth-Washington Research Chair of Restorative Burn Surgery at the University of Washington. Dr. Klein holds a Bachelor of Arts in History, and graduated summa cum laude and phi beta kappa from the University of Pennsylvania in Philadelphia, Pennsylvania and a Doctor of Medicine from Yale University School of Medicine in New Haven, Connecticut.

Mr. Pauwels joined PTC in 2015 as Senior Vice President and General Manager of the Americas, overseeing commercial strategy and market access. During his time at PTC, he has been responsible for the launch of Emflaza® (deflazacort) in the United States and the launches of Translarna™ (ataluren) for the treatment of Duchenne muscular dystrophy (Duchenne) and Tegsedi® (inotersen) for Transthyretin-Related Amyloidosis (hATTR) in Latin America, and the pre-launch planning for Waylivra® (volanesorsen) for Familial Chylomicronemia Syndrome (FCS) in Latin America. Prior to joining PTC, Mr. Pauwels served as the Chief Commercial Officer at NPS Pharmaceuticals and President of NPS Pharma International. Previously, he served as Senior Vice President of Global Commercial Operations at Shire Human Genetic Therapies. Mr. Pauwels holds a Bachelor of Science degree from California Polytechnic University in Pomona, California.

About PTC Therapeutics, Inc.
PTC is a science-driven, global biopharmaceutical company focused on the discovery, development and commercialization of clinically differentiated medicines that provide benefits to patients with rare disorders. PTC's ability to globally commercialize products is the foundation that drives investment in a robust and diversified pipeline of transformative medicines and our mission to provide access to best-in-class treatments for patients who have an unmet medical need. To learn more about PTC, please visit us at www.ptcbio.com and follow us on Facebook, on Twitter at @PTCBio, and on LinkedIn.

For More Information:
Investors:
Alex Kane
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akane@ptcbio.com

Media:
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jbaj@ptcbio.com

Forward Looking Statements:
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this release, other than statements of historic fact, are forward-looking statements, including statements regarding PTC's strategy, future operations, future financial position, future revenues, projected costs; and the objectives of management. Other forward-looking statements may be identified by the words "guidance," "plan," "anticipate," "believe," "estimate," "expect," "intend," "may," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions.
PTC's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including the factors discussed in the "Risk Factors" section of PTC's most recent Annual Report on Form 10-K as well as any updates to these risk factors filed from time to time in PTC's other filings with the SEC. You are urged to carefully consider all such factors.
The forward-looking statements contained herein represent PTC's views only as of the date of this press release and PTC does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this press release except as required by law.